EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10699) of Tractor Supply Company of our report dated January 24, 2001 appearing on page 14 of in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
March 14, 2003